UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

CBOT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4468986
(State of incorporation or organization)	(IRS Employer Identification No.)

141 W. Jackson Blvd., Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Securities Act registration statement file number to which this form relates: 333-124730

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Class A common stock, par value $0.001 per share	New York Stock Exchange

Right to Purchase Series A Junior Participating Preferred Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☐

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Class A common stock, par value $0.001 per share (the “Common Stock”), and the description of the Registrant’s related rights (the “Rights”) to purchase Series A Junior Participating Preferred Stock, par value $0.001 per share, in each case as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2005 (File No. 333-124730), including exhibits thereto (the “Registration Statement”), is hereby incorporated by reference. In addition, the description of the Common Stock and the Rights as included under the caption “Description of Capital Stock” in any Prospectus relating to such Registration Statement filed with the Commission pursuant to any subsequent amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits. The following documents are filed as exhibits to this registration statement.

Number	Description
1.	Amended and Restated Certificate of Incorporation of CBOT Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

2.	Certificate of Designations of Series A Junior Participating Preferred Stock of CBOT Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated June 27, 2005 of CBOT Holdings, Inc.)

3.	Amended and Restated Bylaws of CBOT Holdings, Inc. to become effective in connection with CBOT Holdings, Inc.’s initial public offering of Common Stock (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

4.	Form of Common Stock certificate for CBOT Holdings, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-124730) of CBOT Holdings, Inc.)

5.	Rights Agreement, dated as of June 24, 2005, between CBOT Holdings, Inc. and Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 the Current Report on Form 8-K dated June 27, 2005 of CBOT Holdings, Inc.)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 18, 2005	CBOT HOLDINGS, INC.
(Registrant)

	By:	/s/ Bernard W. Dan
	Name:	Bernard W. Dan
	Title:	President and Chief Executive Officer